ALLEGIANT TRAVEL COMPANY REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

NET INCOME INCREASES 191%, OPERATING MARGIN EXCEEDS 31%

Las Vegas, Nev., April 19, 2009 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following financial results for the first quarter 2009 and comparisons to prior year equivalents:

Unaudited	1Q09	1Q08	Change
Total operating revenue (millions)	$142.1	$133.1	6.7%
Operating income (millions)	$44.5	$14.4	209.6%
Operating margin	31.3%	10.8%	20.5pp
Net income (millions)	$28.2	$9.7	191.2%
Diluted earnings per share	$1.37	$0.47	191.5%
Scheduled Service:
Average fare — scheduled service	$74.52	$87.00	(14.3)%
Average fare — ancillary	34.14	25.75	32.6%
Average fare — total	$108.66	$112.75	(3.6)%
Total revenue per ASM (cents)	10.83	10.61	2.1%
Average passengers per departure	132	127	3.9%
Load factor	90.8%	86.9%	3.9pp
Average stage length (miles)	887	907	(2.2)%
Total System*:
Operating expense per passenger	$75.42	$102.86	(26.7)%
Operating expense per passenger, excluding fuel	$49.62	$47.87	3.7%
Average departures per aircraft per day	3.00	3.19	(6.0)%
Average stage length (miles)	843	854	(1.3)%

*Total system includes scheduled service, fixed fee contract and non-revenue flying

Allegiant Travel Company also reported the following balance sheet information:

Unaudited ($millions)	March 31, 2009	December 31, 2008	Dollar Change
Unrestricted cash (including short-term investments)	236.4	174.8	61.6
Unrestricted cash net of air traffic liability	132.9	105.8	27.1
Total debt, including capital leases	59.3	64.7	(5.4)

“The first quarter was superb, with an all-time high 31.3% operating margin” stated Maurice J. Gallagher, Jr., CEO and President of Allegiant Travel Company. “This quarter marked a return to capacity growth after last year’s pullback, with modest growth in departures amplified by increases in passengers per departure and load factor. At over $108 per passenger, we slightly exceeded the range of total scheduled fare per passenger we guided for the quarter. Also consistent with guidance, we increased year-over-year total scheduled RASM by 2.1%. Costs were down substantially, driven by a nearly 50% drop in the per-gallon cost of fuel. The result was a near-tripling of operating margins and record EPS for the company.

“Looking forward, we expect second quarter costs to be substantially lower than the prior year, both because of significantly lower fuel costs and increased utilization. Fuel cost per passenger for the first half of April was slightly more than $26, substantially below the $62.48 we paid in the second quarter of 2008. Increased utilization should drive non-fuel cost per passenger below the prior year’s $47.52 per passenger. On the revenue side, travelers continue to book much closer to the time of travel, making projections difficult. For this reason, we will not give revenue guidance at this time. Given current soft fare conditions, total scheduled RASM will decline year-over-year. It will be difficult to improve materially over our 90.5% scheduled load factor in the second quarter of 2008. However, we are confident unit cost savings will thoroughly overwhelm any unit revenue softness, resulting in another strong quarter.

“In some respects, the most important event of the first quarter was our acquisition of key assets from our long-time IT provider, CMS Solutions, as previously disclosed in a SEC filing. CMS has provided the software that runs much of Allegiant, including our reservation system, and the flexibility of our reservation system has been critical to our successful ancillary revenue strategy. We now have a permanent exclusive license for all CMS airline applications and have brought in-house all related development and programming, under the leadership of our new Vice President of Information Systems, Rob Wilson, formerly of CMS. Our CMS relationship has been a cornerstone of our success and we are very pleased this function is now part of the Company.”

Andrew C. Levy, CFO & Managing Director – Planning, stated, “We are very pleased with our first quarter financial performance. We held our own in a challenging revenue environment, more than offsetting fare weakness with increased load factors. At the right price we continue to find strong demand for our product. Should fuel prices remain at current levels, earnings and free cash flow will once again be exceptional.

“Our balance sheet metrics continue to lead the industry. We ended the quarter with unrestricted cash and short-term investments of $236.4 million, up from $174.8 million at the end of the prior quarter. Excluding air traffic liability, cash increased from $105.8 million to $132.9 million sequentially. Either measure is substantially in excess of quarter-end total debt of $59.3 million, down from $64.7 million at year end 2008.

“During the quarter, we had $11.5 million in capital expenditures for three aircraft (one already in service with the other two to enter service this quarter), three aircraft for part-out, and miscellaneous other purchases. We expect to continue to be opportunistic in purchasing aircraft for future service growth and part-outs to support our spare engine and rotable parts inventory.

“Lastly, since our previous earnings announcement, we spent $7.1 million in open market transactions to acquire 210,175 shares of the Company’s common stock at an average of $33.59 per share under the share re-purchase program our Board of Directors approved in January 2009. Including open market transactions in both 2008 and 2009, the Company has repurchased a total of 763,875 shares at an average price of $29.94 returning a total of $22.9 million to our shareholders.”

MD-80 Aircraft in Service*	March 31, 2009	March 31, 2008
Owned (including capital leases)	39	32
Leased	2	4

Total	41	36

• Does not include five aircraft acquired but not yet placed in service, three of which are currently leased to a third party

During the first quarter of 2009, we placed three owned aircraft in service, two of which were previously leased to a third party. During the first quarter we also entered into operating leases for two MD-80 aircraft which will be placed into service by the end of the second quarter. By the end of the year, we expect to place into service two additional owned aircraft, currently on lease to a third party. In addition, we also own one other aircraft on lease to a third party which we expect to place in service early in 2010. The MD-80 market continues to favor us, allowing us, if we so desire, to easily purchase MD-80s without the need for financing.

Allegiant Air initiated service on four new scheduled routes during the first quarter and announced service to another 18 routes to start during the second quarter, including 13 routes to our new major leisure destination of Los Angeles, with first flights to start May 1. In other highlights, during the quarter we began service to Punta Gorda, FL (just north of Ft. Myers) and announced seasonal service starting at the end of this month to Myrtle Beach, SC. Subsequent to the end of the quarter, we also announced new service from Eugene, OR to the San Francisco Bay Area to start in June.

Network Summary*	March 31, 2009	March 31, 2008
Major leisure destinations	5	5
Other leisure destinations	6	2
Small cities served	59	51

Total cities served	70	58
Routes to Las Vegas	39	34
Routes to Orlando	30	28
Routes to Tampa Bay/St. Petersburg	20	15
Routes to Phoenix-Mesa	15	13
Routes to Ft. Lauderdale	6	11
Other routes	6	2

Total routes	116	103

• includes cities served seasonally

In addition, Allegiant Air recently entered into fixed fee flying contracts with several different parties to provide charter service between Miami and four Cuban cities in support of the Cuban family charter program, with service to start in June. Allegiant Air will initially commit one aircraft to this program, though we believe expansion is possible. As with all fixed fee flying, Allegiant Air is not exposed to fuel risk under this program.

Lastly, we flew our first ad-hoc charters for the US Department of Defense earlier this month. To date, available DOD opportunities have exceeded our expectations.

At this time, Allegiant Travel Company provides the following guidance to investors. All items are subject to revision:

•	Allegiant Air expects second quarter 2009 year-over-year departure growth of approximately 20% and ASM growth of approximately 22%.

•	Allegiant Air expects third quarter 2009 year-over-year departure growth of approximately 35% and ASM growth of approximately 40%.

•	Allegiant Air expects to operate 43 aircraft by the end of the second quarter of 2009 and at least 45 aircraft by the end of 2009, which is two more than prior guidance given during our fourth quarter 2008 earnings call in January.

•	We expect full-year 2009 capital expenditure of approximately $25–30 million (up from $20–25 million previously), for improvements to aircraft owned but not yet operated, purchase of additional spare engines and rotable parts and other miscellaneous capital expenditure.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 1 pm East Coast time tomorrow, April 20, 2009, to discuss its first quarter 2009 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future earnings, free cash flow, charter expansion opportunities, load factors, ASM growth, departure growth, fleet growth, fuel cost per passenger, non-fuel cost per passenger, increased aircraft utilization and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended March 31, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$90,196	$91,736	(1.7)
Fixed fee contract revenue	10,127	14,257	(29.0)
Ancillary revenue	41,320	27,147	52.2
Other revenue	476	—	N/M

Total operating revenue	142,119	133,140	6.7

OPERATING EXPENSES:
Aircraft fuel	33,398	63,494	(47.4)
Salary and benefits	23,409	17,126	36.7
Station operations	13,133	12,019	9.3
Maintenance and repairs	11,132	10,453	6.5
Sales and marketing	4,467	4,334	3.1
Aircraft lease rentals	405	1,008	(59.8)
Depreciation and amortization	6,882	5,015	37.2
Other	4,815	5,327	(9.6)

Total operating expenses	97,641	118,776	(17.8)

OPERATING INCOME	44,478	14,364	209.6

As a percent of total operating revenue	31.3%	10.8%
OTHER (INCOME) EXPENSE:
Loss on fuel derivatives, net	—	11	N/M
Loss (earnings) from joint venture, net	7	(10)	N/M
Interest income	(701)	(1,732)	(59.5)
Interest expense	1,101	1,415	(22.2)

Total other (income) expense	407	(316)	N/M

INCOME BEFORE INCOME TAXES	44,071	14,680	200.2

As a percent of total operating revenue	31.0%	11.0%
PROVISION FOR INCOME TAXES	15,909	5,008	217.7

NET INCOME	$28,162	$9,672	191.2

As a percent of total operating revenue	19.8%	7.3%
Earnings per share:
Basic	$1.39	$0.47	195.7
Diluted	$1.37	$0.47	191.5
Weighted average shares outstanding:
Basic	20,219	20,471	(1.2)
Diluted	20,512	20,710	(1.0)

Allegiant Travel Company
Operating Statistics
Three Months Ended March 31, 2009 and 2008
(Unaudited)

	Three months ended March 31,		Percent
	2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,294,608	1,154,710	12.1
Revenue passenger miles (RPMs) (thousands)	1,166,981	1,062,464	9.8
Available seat miles (ASMs) (thousands)	1,331,957	1,270,247	4.9
Load factor	87.6%	83.6%	4.0
Operating revenue per ASM (cents)	10.67	10.48	1.8
Operating expense per ASM (CASM) (cents)	7.33	9.35	(21.6)
Fuel expense per ASM (cents)	2.51	5.00	(49.8)
CASM, excluding fuel (cents)	4.82	4.35	10.8
Operating expense per passenger	$75.42	$102.86	(26.7)
Fuel expense per passenger	$25.80	$54.99	(53.1)
Operating expense per passenger, excluding fuel	$49.62	$47.87	3.7
Departures	10,624	10,022	6.0
Block hours	24,408	23,413	4.2
Average stage length (miles)	843	854	(1.3)
Average number of operating aircraft during period	39.4	34.5	14.2
Total aircraft in service end of period	41	36	13.9
Average departures per aircraft per day	3.00	3.19	(6.0)
Full-time equivalent employees at end of period	1,419	1,280	10.9
Fuel gallons consumed (thousands)	22,783	22,028	3.4
Average fuel cost per gallon	$1.47	$2.88	(49.0)
Scheduled service statistics
Passengers	1,210,325	1,054,398	14.8
Revenue passenger miles (RPMs) (thousands)	1,102,470	973,248	13.3
Available seat miles (ASMs) (thousands)	1,214,832	1,120,013	8.5
Load factor	90.8%	86.9%	3.9
Departures	9,141	8,291	10.3
Average passengers per departure	132	127	3.9
Block hours	21,867	20,346	7.5
Yield (cents)	8.18	9.43	(13.3)
Scheduled service revenue per ASM (cents)	7.42	8.19	(9.4)
Ancillary revenue per ASM (cents)	3.40	2.42	40.5

Total revenue per ASM (cents)	10.83	10.61	2.1
Average fare — scheduled service	$74.52	$87.00	(14.3)
Average fare — ancillary	34.14	25.75	32.6

Average fare — total	$108.66	$112.75	(3.6)
Average stage length (miles)	887	907	(2.2)
Percent of sales through website during period	87.4%	87.8%	(0.4)

* except load factor and percent of sales through website, which is percentage point change